                                                                      Exhibit 11

                       PIONEER-STANDARD ELECTRONICS, INC.

                        CALCULATION OF EARNINGS PER SHARE
                   Years Ended March 31, 1995, 1994, and 1993


                                                       1995                   1994                  1993
                                                       ----                   ----                  ----
  Primary

  Weighted Average Common
     Shares and Common Share Equivalents
     outstanding                                     15,257,918              15,118,023           13,782,768
  Net income                                        $25,009,000             $19,676,000          $12,913,000
                                                    ===========             ===========          ===========
  Earnings per share                                      $1.64                   $1.30                 $.94

  Fully diluted
  Weighted average Common
     Shares and Common Share equivalents
     outstanding                                     15,289,765              15,168,888           13,831,527

  Assumed conversion of
     9% convertible
     debentures                                           --                      --               1,134,976
                                                    -----------             -----------          -----------
  Total                                              15,289,765              15,168,888           14,966,503
                                                    ===========             ===========          ===========
  Net income                                        $25,009,000             $19,676,000          $12,913,000

  Add 9% convertible
     debenture interest, net of federal
     income tax effect
                                                         --                      --                  399,000

  Total net income as
     adjusted                                       $25,009,000             $19,676,000          $13,312,000
                                                    ===========             ===========          ===========
  Earnings per share                                      $1.64                   $1.30                 $.89
                                                          =====                   =====                 ====